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                                                                    EXHIBIT 10.3
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                           ASSET MANAGEMENT AGREEMENT
                           --------------------------

         THIS AGREEMENT is made as of this 30th day of September, 1997 by and
between [       ], a(n) [(U.S. STATE) (LIMITED PARTNERSHIP OR LIMITED LIABILITY
COMPANY)] (the "Company"), and Cardinal Realty Services, Inc., an Ohio corporation ("CRSI").

                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Lexreit Properties, Inc., an Ohio corporation ("Lexreit"), is a real estate investment trust and is the sole general partner of Cardinal Properties L.P. (the "Operating Partnership"); and

         WHEREAS, CRSI is the sole limited partner of the Operating Partnership; and

         WHEREAS, the Operating Partnership holds CRSI's interests in various limited partnerships and limited liability companies, including the Company (collectively, the "Partnerships"), each of which owns and will continue to own an apartment community (individually, a "Property"); and

         WHEREAS, the general partner or managing member of each Partnership, including the Company, is and will continue to be directly or indirectly, CRSI; and

         WHEREAS, Lexreit is the limited partner or member of each Partnership, including the Company; and

         WHEREAS, CRSI and its wholly-owned subsidiaries are engaged in the business of providing administrative and real estate services for real property owners; and

         WHEREAS, the Company desires to employ CRSI to perform the asset management services herein described;

         NOW, THEREFORE, in consideration of the promises, mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

         1. APPOINTMENT OF CRSI. The Company hereby engages CRSI, as its sole and exclusive asset management services provider, to perform the tasks enumerated in this Agreement for the compensation and subject to the provisions set forth herein.

         2. DUTIES OF CRSI. Subject to the provisions hereof, CRSI will have the duty and authority to expeditiously and within reasonable time periods perform the following acts and provide the following services to the Company:



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                  (a) PREPARATION AND DISTRIBUTION OF REPORTS. CRSI will prepare and distribute reports to the Company regarding the Company's operations, finances, management and all other matters that have or may have an effect on the Company's interest in the Property.

                  (b) ALLOCATION AND DISTRIBUTION OF FUNDS. CRSI will allocate and distribute Company funds to the partners or members, as the case may be, in accordance with the terms of the governing documents.

                  (c) INTERNAL AUDIT SERVICES. CRSI will, on an annual basis, systematically inspect, or cause to be inspected, the account records and the transactions that underlie the Company's financial statements.

                  (d) TAX PREPARATION SERVICES. CRSI will prepare, or cause to be prepared, and file tax returns on behalf of the Company, and CRSI will supervise, prepare, review and distribute copies of the Company's tax returns to the Company. CRSI will also supervise, prepare, review and distribute copies of K-1 forms to the partners or members.

                  (e) REAL ESTATE TAX SERVICES. CRSI will perform certain services in connection with the real estate taxes of the Property, including but not limited to: (i) analyzing how the levied real estate taxes relate to the valuation of the Property; (ii) recommending whether the Company should file an appeal regarding the assessed valuation of the Property or the amount of real estate taxes levied in connection therewith; (iii) filing and prosecuting, if appropriate, said appeal with the pertinent governmental authority and seeking a reduction of the amount of the assessed value of the Property; (iv) completing and signing the requisite documents in connection with the performance of any of such real estate tax services; (v) retaining professional real estate appraisers or other professionals, or both, whose services are required in order to file an appeal for reducing the assessed value of the Property; and (vi) negotiating, if applicable, a settlement with the subject governmental authority of any appeal relating to the real estate taxes subject to the terms set forth in this Agreement.

                  (f) EMPLOYEE PAYROLL PROCESSING SERVICES. CRSI will generate and administer the Company's employee payroll including, without limitation, maintaining an employee database, creating, distributing and reviewing employee time sheets, entering and processing data, creating and distributing employee payroll checks, preparing and distributing payroll-related reports and complying with local, state and federal tax authorities and regulatory organizations.

                  (g) EMPLOYEE W-2 PREPARATION AND DISTRIBUTION. CRSI will, on an annual basis, prepare and distribute W-2 forms to the Company employees.


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                  (h) REGULATORY COMPLIANCE. CRSI will obtain, or cause to be obtained, on behalf of the Company all appropriate federal, state or local licenses and will monitor and maintain compliance of the Company with all appropriate federal, state and local laws, rules and regulations. CRSI will participate in, and retain and supervise all independent third parties, as needed, for, the Company's required governmental filings.

                  (i) INSURANCE ADMINISTRATION. CRSI will administer insurance matters for the Company, including procuring insurance with respect to the Property, negotiating insurance premium payments and handling all insurance claims.

                  (j) LOAN ADMINISTRATION. CRSI will administer and monitor the Company's existing loan or loans, which are secured by the Property, and will, when applicable, negotiate loans to refinance the Company's outstanding indebtedness for the Property.

                  (k) REAL ESTATE SERVICES. When and if the Company offers the Property for sale, CRSI will serve as a real estate broker and exert reasonable efforts to consummate said sale.

         3. COMPANY'S OBLIGATIONS. In connection with the employment of CRSI, the Company hereby agrees that it will perform or comply with the following:

                  (a) TRANSMITTAL OF FINANCIAL INFORMATION. The Company will fully and accurately complete all daily reports and other documentation required by CRSI to fulfill its obligations in accordance with the terms of this Agreement. The Company will transmit such reports and documents to CRSI.

                  (b) LEGAL, ACCOUNTING AND OTHER THIRD PARTY OBLIGATIONS. The Company will be responsible for payment of all legal, accounting and other matters requiring the engagement of third parties by CRSI pertaining to the Company or the Property other than those matters which solely affect or involve CRSI or its duties and obligations pursuant to this Agreement. The Company will promptly notify CRSI of all legal matters of which the Company becomes aware regardless of materiality. The Company will be responsible for paying for its fees and costs payable to third parties for legal, accounting and other third party services directly to the party which is engaged (whether by the Company or by CRSI on the Company's behalf) to perform such services.

         4. CUSTODY AND CONTROL OF THE COMPANY'S CASH. The Company authorizes CRSI to retain custody and control of its cash on hand (the "Funds") and invest the Funds, in the Company's name, in either demand or overnight commercial paper facilities, or both (the "CP Facilities"). CRSI agrees to make the Funds immediately available to the Company on an as-needed basis. As

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consideration for CRSI's services as described above (in addition to the compensation set forth in Section 5), CRSI will retain all interest accruing on the Funds under the CP Facility.

         5. COMPENSATION; OUTSOURCING.

                  (a) In consideration for providing the services as described herein, in addition to the interest accruing on the Funds under the CP Facility (as described in Section 4), CRSI will be paid on a monthly basis a fee equal to (i) an asset management fee of one percent (1%) of the gross monthly revenues collected by the Company; plus (ii) a payroll processing fee of $43. Furthermore, CRSI will be paid on an annual basis (i) a W-2 form preparation and distribution fee in an amount equal to $1.50 per employee; plus (ii) an insurance administration fee in an amount equal to $12 per apartment unit; plus
         (iii) a tax preparation fee of $1,000; plus (iv) an audit preparation fee of $1,000 if any loan documents or other agreements executed by the Company relating to its Property require an annual audit. In addition, if applicable, CRSI will be paid (i) a real estate tax appeals fee in an amount equal to forty percent (40%) of first year savings along with a maintenance fee of $100; (ii) a loan negotiation fee in an amount equal to one percent (1%) of the face amount of any new or refinanced loan with respect to the Property; and (iii) a real estate commission fee in an amount equal to six percent (6%) of the sale price (inclusive of any fees payable to outside brokers retained by the seller) in the event of a change in control (as defined in Section 7(b)) of the Company.

                  (b) With respect to any of the services to be provided by CRSI hereunder, CRSI may, at its option, outsource the provision of such services to third party service providers, and CRSI is hereby authorized to take such actions as are necessary to outsource such services. In the event that any services are outsourced, the Company will be responsible for paying the charges of any third party service provider. The Company shall not be obligated to pay any fees due to CRSI hereunder for such services as are outsourced pursuant to this
         Section 5(b).

         6. SPECIAL SERVICES. The Company will pay for any special services which it may request and which are not provided by CRSI under the terms of this Agreement. Payment for such services will be at the normal price and terms pursuant to which CRSI provides such services, or, if CRSI does not normally provide such services, at such price and terms as the Company and CRSI mutually agree upon.

         7. TERM

                  (a) Unless terminated earlier pursuant to Section 9 of this Agreement, the term of this Agreement will continue for a period of three (3) years from the date hereof and will renew automatically for sequential one (1) year periods unless the Company or CRSI, or both, provides written notice to the other, six (6) months prior to the expiration of the then current term, of its desire to terminate this Agreement.

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                  (b) Notwithstanding subparagraph (a) of this Section 7, CRSI may, at its option, terminate this Agreement upon ninety (90) days written notice to the Company in the event of a "change in control" of the Company. For purposes of this Agreement, a "change in control" of the Company means that (i) the Company has sold, or otherwise disposed of, all or substantially all of the assets of the Property; or (ii) the Company ceases to own a majority interest of the Property.

         8. CRSI'S RESPONSIBILITY AND INDEMNIFICATION. CRSI's duties are only such as are specifically provided for in this Agreement, and CRSI will incur no liability whatsoever to the Company or any other party, except for CRSI's gross negligence or willful misconduct. CRSI may consult with counsel and will be fully protected in any action taken in good faith in accordance with such advice. CRSI will be fully protected in acting in accordance with any written instructions given to CRSI hereunder and believed by it to have been executed by the proper parties.

         The Company agrees to indemnify, defend upon request and hold CRSI and all of its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, attorneys, consultants, independent contractors, designees, successors and assignees, and each of such persons' spouses, family members and representatives (the "Indemnified Parties"), harmless from and against, and to reimburse the Indemnified Parties for, any losses and expenses which the Indemnified Parties may suffer, sustain or incur and which arise out of or relate to (a) any act or failure to act of the Company, any employee of the Company or any person controlled by the Company or under contract with the Company; (b) any breach of this Agreement; or (c) any act or failure to act of CRSI taken in performance of or arising out of its obligations pursuant to this Agreement, unless such act or failure to act constitutes gross negligence or willful misconduct of CRSI.

         Upon request of CRSI, the Company will immediately undertake the defense of any legal action against or involving the Indemnified Parties, and will retain reputable, competent and experienced counsel to represent the interests of the Indemnified Parties approved by CRSI, which approval will not be unreasonably withheld. The Company will not settle any legal action without the specific prior written consent of each Indemnified Party named in the action and CRSI, which consent may not be unreasonably withheld. The Indemnified Parties or any of them will have the right to retain separate counsel and to participate in the defense, compromise or settlement of the action at the expense of the respective Indemnified Parties.

          9. DEFAULT. In the event that CRSI or its successors or assigns repeatedly, substantially and materially fails to meet the standards and specifications hereinabove provided with respect to the services to be rendered under this Agreement, or engages in gross negligence, fraud or willful misconduct in the performance of its duties, the Company will be released to secure such services from other parties provided that as long as CRSI continues to provide services under this Agreement, it will be paid for such services in accordance with Section 5 herein. No default will be deemed to occur, however, until the Company has served written notice upon CRSI describing in reasonable detail the events or occurrences giving rise to such claim of default and CRSI has failed within thirty (30) days after receipt of such notice to cure or remedy any such claim of default.

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         The foregoing provisions notwithstanding, the Company will not have the right to consider this Agreement breached if delays and interruptions in the performance of the required services are the result of causes beyond the control of CRSI or acts of God, provided that CRSI is using its reasonable best efforts, in the case of causes beyond its control, to provide alternative sources of services where needed.

         In the event that the Company fails to perform any term or condition of this Agreement, and fails within ten (10) days of receipt of notice from CRSI to cure such failure, CRSI may terminate this Agreement upon written notice to the Company.

         10. NOTICES AND REQUESTS. Any notice, request or demand required may be delivered by either party to the other in person or by registered or certified mail to the following respective addresses and shall be deemed delivered upon receipt:

         If to Company:

                  To the Company
                  c/o Lexreit Properties, Inc.
                  The Huntington Center
                  41 South High Street, 24th Floor
                  Columbus, Ohio  43215
                  Attention: Treasurer

         If to CRSI:

                  Cardinal Realty Services, Inc.
                  6954 Americana Parkway
                  Reynoldsburg, Ohio 43068
                  Attention: Secretary

         11. MISCELLANEOUS.

                  (a) Should any term or provision hereof be deemed invalid, void or unenforceable, the remainder of this Agreement will nonetheless remain in full force and effect.

                  (b) The terms and conditions of this Agreement are governed by and construed in accordance with the substantive laws of the State of Ohio and will bind and benefit the respective parties hereto and their successors and assigns.

                  (c) This Agreement contains the complete understanding of the parties with respect to the Company's employment of CRSI to render the services described herein and any other representations, inducements, promises, agreements,

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         arrangements or undertakings, whether oral or written, express or implied, will have no force or effect.

                  (d) This Agreement may only be assigned with the prior written consent of the other party to this Agreement.

                  (e) Any change, modification or discharge of the terms herein will be valid only if in writing and executed by the Company and CRSI.

         IN WITNESS WHEREOF, the Company and CRSI have set their hands and seals to this Agreement as of the day and year first above written.


                             [COMPANY NAME]
                             CARDINAL REALTY SERVICES, INC., as General
                             Partner or Managing Member


                             By:
                                 ---------------------------------------------
                             Name:
                                    ------------------------------------------
                             Title:
                                    ------------------------------------------


                             CARDINAL PROPERTIES L.P., as Limited Partner or Member

                             By: Lexreit Properties, Inc., as General Partner


                             By:
                                 ---------------------------------------------
                             Name:
                                    ------------------------------------------
                             Title:
                                    ------------------------------------------


                             CARDINAL REALTY SERVICES, INC.


                             By:
                                 ---------------------------------------------
                             Name:
                                    ------------------------------------------
                             Title:
                                    ------------------------------------------


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